Exhibit 10.5

Summary of Fiscal 2008 Target Short-Term Incentive Percentages for the
Named Executive Officers of Lennox International Inc.

On December 6, 2007, the Company’s Compensation Committee, established target short-term incentive percentages for each of Todd M. Bluedorn, the Company’s Chief Executive Officer, Scott J. Boxer, the Company’s Executive Vice President and President and Chief Operating Officer of Service Experts Inc, and Susan K. Carter, the Company’s Executive Vice President and Chief Financial Officer, ranging from 70% to 100% of the named executive officer’s annual base salary based on performance metrics comprised of earnings and cash flow. For named executive officers that are also Presidents of a business segment, 50% of such executive officer’s target will be based on his business segment’s results and 50% will be based on aggregate results of the Company. 50% of the target payment may be achieved with the defined threshold performance and up to 225% of the target payment may be achieved with the defined maximum performance.